[GRAPHIC OMITTED]

                                  July 12, 2000


wwbroadcast.net
885  West  Georgia  Street,  Suite  885
Vancouver,  BC  V6C  3E8

          RE:     wwbroadcast.net

Ladies  and  Gentlemen:

     We have acted as special counsel in the state of Wyoming to wwbroadcast.net, a Wyoming corporation (the "Company") formerly known as Predator Ventures Ltd. in connection with the Registration Statement on Form S-4 (No. 333-78007), as amended (the "Form S-4"), filed with the Securities and Exchange Commission (the "SEC") on or about July 12, 2000 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's common stock as discussed therein. On July 14, 1999, the Company continued into Wyoming from British Columbia (the "Continuation") through the filing of Articles of Continuance with the Wyoming Secretary of State pursuant to Wyoming Statute 17-16-1710. Wyoming Statute 17-16-1710 of the Wyoming Business Corporation Act (the "Act") provides that any corporation incorporated for any purposes, other than an insurance company or a financial institution, under the laws of any jurisdiction other than Wyoming, may if the foreign jurisdiction will acknowledge the corporation's termination of domicile in the foreign jurisdiction, apply to the Wyoming Secretary of State to continue the foreign corporation in Wyoming as if it had been incorporated in the state of Wyoming. A copy of the Certificate of Continuance issued by the Wyoming Secretary of State on July 14, 1999, is attached hereto as Attachment A. A copy of a Certificate of Existence issued by the Wyoming Secretary of State on November 17, 1999, is attached hereto as Attachment B.

     As special counsel to the Company, in connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinion set forth herein. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     With respect to the Continuation of the Company into Wyoming, we are of the opinion that upon the Company's continuance into Wyoming, pursuant to Wyoming Statute 17-16-1710(g), each share of stock of the Company issued before the Company's Continuance into Wyoming is deemed to have been issued in compliance with the Act and the provisions of the Articles of Continuance, irrespective of whether the share is fully paid and nonassessable, and irrespective of any designation, rights, privileges, restrictions or conditions set out on or referred to in the certificate representing the share, and irrespective of whether the certificate is in registered or bearer form.

     The opinion set forth above is subject to the following qualifications, ex-ceptions and limitations:

A. We are qualified to practice law only in the State of Wyoming and we do not purport to be conversant with the laws of jurisdictions other than Wyoming. Accordingly, we express no opinion herein as to laws other than the laws of the State of Wyoming and the federal laws of the United States applicable therein.

B. The opinion set forth herein is rendered in reliance upon the Certificate of Continuance issued by the Wyoming Secretary of State on November 10, 1998.

C. The opinion set forth herein is limited to that expressly stated and no other opinion or opinions should be implied.

D. The opinion set forth herein is as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any change in the law that may hereafter occur.

     We hereby consent to the filing of this opinion as an exhibit to the Form S-4 and to the reference to this firm appearing under the heading "Legal
Matters" in the related Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the General Rules and Regulations of the SEC thereunder.

                                   Respectfully  submitted,

                                   HATHAWAY,  SPEIGHT  &  KUNZ,  LLC



                                   By:     /s/  Rick  A.  Thompson
                                                Rick  A.  Thompson


Attachments  A,  B
RT/ccg

                                STATE OF WYOMING

                                  OFFICE OF THE
                               SECRETARY OF STATE


United  States  of  America  )
                                          )  ss.
State  of  Wyoming            )

I, JOSEPH B. MEYER, Secretary of State of the State of Wyoming, do hereby certify that

                             PREDATOR VENTURES LTD.

a corporation originally organized under the laws of British Columbia, Canada, did on July 14, 1999, apply for a Certificate of Registration and filed Articles of Continuance in the office of the Secretary of State of Wyoming.

I FURTHER CERTIFY that PREDATOR VENTURES LTD. has renounced its original country of incorporation, and is now incorporated under the laws of the state of Wyoming in accordance with W.S. 17-19-1710.



[SEAL]

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Wyoming. Done at Cheyenne, the Capital, this 14th day of July A.D., 1999.

/s/  Joseph  B.  Meyer
     Secretary  of  State

By:  /s/  signed

STATE  OF  WYOMING
Secretary  of  State

I hereby certify that this is a true and complete copy of the document as filed in this office.

/s/  Joseph  B.  Meyer
     Secretary  of  State

By:  /s/  signed

Date:  November  17,  1999